Exhibit 99.1

Hercules Offshore Fleet Status Report

Hercules Offshore Rig Fleet Status (as of April 28, 2006)

Rig Name	Rig Design	Max. Water Depth (ft)	Current Location	Customer/ Status	Estimated Contract Expiration(1)	Contract Dayrates $000	Comments
Gulf of Mexico
Rig 11	Bethlehem JU 200 MC	200	GOM	Apache	Late-April	63-65	Next to Hunt for one well (25 days) @$65-67K, then to ADTI for two-three months @$64-66K

Rig 15	Baker Marine Big Foot III	85	GOM	Bois D’Arc	Mid-August	51-53	Returned to service on 2/22. LOI for rate increase to $89-$91K in Mid-May

Rig 20	Bethlehem JU 100 MC	100	GOM	Marlin	Early-June	84-86	Next to ADTI for 90 days @$84-86K

Rig 21	Pacific Coast Engineering MC	120	GOM	Chevron	Mar-07	79-81	Completed repairs on April 22. New firm contract through March 2007 at $79-$81K

Rig 22	Marathon LeTourneau 51-C MC	173	GOM	Chevron	Mar-07	79-81	Completed upgrades on April 22. New firm contract through March 2007 at $79-$81K

Rig 26	Marathon LeTourneau 150-44-C	150	GOM	Shipyard	NA	NA	Undergoing refurbishment. Expected to enter service during Q1 2007. Bidding internationally

Rig 30	Bethlehem JU 250 MS	250	GOM	Walter	Mid-June	66-68	Next to Helis through mid-Dec. @$84-86K
International

Rig 16	Offshore Company IC	170	Mid. East	Occidental/ Shipyard	May-08	NA	A two year term contract in Qatar. Undergoing contract specific refurbishment. Standby rate of $30,000/day paid until May 1. Then estimated 15-21 days off dayrate. Through May 31 @ $49,500 then begins two-year term at $69,500.

Rig 31	Bethlehem JU 250 MS	250	Asia	Cairn/ Shipyard	May-07	NA	LOA for seven firm wells (est. 35 days per well). First well expected to commence in September at $110,000. Subsequent six wells at $140,000. Then five one well options at $140,000.

(1)	Certain information in the table, including estimated contract expiration dates, are estimates based on current arrangements with Hercules’ customers and current expectations as to the time required for completion of projects.
(2)	We have excluded Rig 25 from this status sheet. Our insurance underwriters have determined that Rig 25 is a constructive total loss and agreed to pay the Company the amount of the insured value for the rig, $50 million, less the salvage value of the rig and its equipment of $1.3 million. This settlement will enable us to retain title to the rig and utilize various salvageable equipment for our refurbishment and upgrade projects. We are in the process of receiving the settlement funds from underwriters.

Hercules Offshore Liftboat Fleet Status

		March 2006
Leg Length/ Liftboat Class (Feet)	Total Number of Liftboats	Actively Marketed Liftboats(1)	Revenue Per Day Per Liftboat(2)	Operating Days	Utilization(3)	Comments
Gulf of Mexico
260	1	1	$29,638	31	100%

230	3	3	23,579	93	100%

190-215	4	4	18,736	80	65%	Two vessels in drydock during March and part of April

140-150	5	5	8,583	143	92%	Three vessels in drydock during part of March and all of April

120-130	15	14	7,321	292	67%	Four vessels in drydock in March and three in April, one vessel in for repairs during part of March

105	14	12	5,669	327	88%	One vessel in drydock in April and one being refurbished March through May

Sub-total/Average	42	39	10,175	966	80%

Nigeria
130-170	4	4	9,934	124	100%	All four vessels (one 130’, two 145’, and one 170’) under contract with Chevron to August 2006. One vessel with seven days of Coast Guard inspection in April.

Total/Average	46	43	10,148	1,090	82%

(1)	Actively marketed liftboats excludes two cold-stacked 105 class liftboats, one cold-stacked 120 class liftboat.
(2)	Includes reimbursables. For comparative purposes, revenue per day per liftboat for Q1’05 for the vessels owned at that time was as follows: 230’ - $14,002, 190-215’ - $10,503, 140-150’ - $7,039, 120-130’ - $4,800, 105’ - $3,732.
(3)	Utilization is defined as the total number of operating days in the period as a percentage of the total number of calendar days in the period our liftboats were actively marketed.

The information herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning estimated contract expiration dates, dayrates, estimated dates for completion of repairs and upgrades and commencement dates of new contracts. Such statements are subject to a number of risks, uncertainties and assumptions, including without limitation early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts earlier than expected, operational difficulties, shipyard and other delays and other factors described in Hercules’ annual report on Form 10-K and its most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or the company’s website at www.herculesoffshore.com. Hercules cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.